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                                                                    Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (Nos. 33-77964, 333-10455, 333-10459, 333-20911, 333-45067, 333-45127, 333-60859 and
333-85431) on Form S-3 and Registration Statements (Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-30279, 333-
30281, 333-45079, 333-45095, 333-45083, 333-62609, 333-62613, 333-36901, 333-
85393, 333-85389 and 333-85919) on Form S-8 and in Registration Statement No. 333-90421 on Form S-4 of MCI WORLDCOM, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries for each of the two years in the period ended December 31, 1998, appearing in this Report on Form 8-K of MCI WORLDCOM, Inc.



Kansas City, Missouri
April 10, 2000